Tel: 604 688 5421
Fax: 604 688 5132
www.bdo.ca

BDO Canada LLP
600 Cathedral Place
925 West Georgia Street
Vancouver BC V6C 3L2 Canada

# Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-166306) of International Barrier Technology Inc. of our report dated September 28, 2016, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ BDO CANADA LLP

Vancouver, Canada
September 28, 2017